                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             NACT ACQUISITION, INC.

                                       AND

                         NACT TELECOMMUNICATIONS, INC.,
                                NACT LIMITED AND
                             VERSO TECHNOLOGIES INC.

                                JANUARY 21, 2005

                                TABLE OF CONTENTS

ARTICLE 1 TRANSFER OF ASSETS AND LIABILITIES.....................................................................      1
           1.1       Definitions.................................................................................      1
           1.2       Assets to be Sold...........................................................................      1
           1.3       Excluded Assets.............................................................................      3
           1.4       Assumed Liabilities.........................................................................      3
           1.5       Liabilities Not Assumed.....................................................................      3
           1.6       Seller Employees and Employee Benefit Plans.................................................      5

ARTICLE 2 PURCHASE PRICE; ADJUSTMENT; ALLOCATION.................................................................      6
           2.1       Purchase Price..............................................................................      6
           2.2       Allocation of Purchase Price................................................................      6

ARTICLE 3 CLOSING; CLOSING DATE..................................................................................      6

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER AND VERSO.....................................................      7
           4.1       Due Organization, Authority and Qualification...............................................      7
           4.2       Shareholder; Subsidiaries...................................................................      7
           4.3       Authority to Execute and Perform Agreements.................................................      7
           4.4       Financial Statements; Liabilities...........................................................      7
           4.5       Inventory; Accounts Receivable..............................................................      8
           4.6       No Material Adverse Change..................................................................      8
           4.7       Taxes.......................................................................................      8
           4.8       Compliance with Laws........................................................................      8
           4.9       Permits.....................................................................................      9
           4.10      No Breach...................................................................................      9
           4.11      Environmental Matters.......................................................................      9
           4.12      Claims and Proceedings......................................................................     10
           4.13      Contracts...................................................................................     11
           4.14      Prepayments and Deposits....................................................................     12
           4.15      Leased Real Property........................................................................     12
           4.16      Product Warranty............................................................................     13
           4.17      Bank Accounts; Powers.......................................................................     13
           4.18      Tangible Property...........................................................................     13
           4.19      Intellectual Property.......................................................................     13
           4.20      Title to the Assets; Adequacy of Assets.....................................................     15
           4.21      Suppliers and Customers.....................................................................     16
           4.22      Employee Benefit Plans......................................................................     16
           4.23      Labor Matters...............................................................................     17
           4.24      Insurance...................................................................................     18
           4.25      Seller Employees............................................................................     18
           4.26      Business Products...........................................................................     18
           4.27      Operations of Seller........................................................................     18
           4.28      Related Party Transactions..................................................................     19

           4.29      Brokers' Fees...............................................................................     20
           4.30      Solvency....................................................................................     20
           4.31      Security Interests..........................................................................     20
           4.32      U.K. Assets.................................................................................     20

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................     20
           5.1       Due Organization and Authority..............................................................     20
           5.2       Authority to Execute and Perform Agreements.................................................     20
           5.3       No Breach...................................................................................     21
           5.4       Broker's Fees...............................................................................     21
           5.5       Financing...................................................................................     21

ARTICLE 6 COVENANTS AND AGREEMENTS...............................................................................     22
           6.1       Examinations and Investigations.............................................................     22
           6.2       Publicity...................................................................................     22
           6.3       Seller's Required Consents..................................................................     22
           6.4       Notification of Certain Matters.............................................................     22
           6.5       Continued Solvency..........................................................................     22
           6.6       Corporate Names.............................................................................     23
           6.7       Assets of the Business held by Verso........................................................     23
           6.8       Financing Statements........................................................................     23
           6.9       U.K. Assets.................................................................................     23
           6.10      Transition Services.........................................................................     23
           6.11      Provo Lease Bank Account....................................................................     24
           6.12      Seller Received Cash........................................................................     24
           6.13      Webconnect Consumer.........................................................................     25

ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASERS..................................................     25
           7.1       Representations and Covenants...............................................................     25
           7.2       Seller's Required Consents..................................................................     25
           7.3       Opinion of Counsel to Seller and Verso......................................................     25
           7.4       Additional Closing Documents of Seller......................................................     25
           7.5       Material Adverse Effect.....................................................................     26
           7.6       No Claims...................................................................................     26
           7.7       Release of Liens and Guarantees.............................................................     26
           7.8       FIRPTA Affidavit............................................................................     26
           7.9       NTS License Agreement.......................................................................     26
           7.10      Reciprocal Reseller Agreement...............................................................     26
           7.11      Call Center Services Agreement..............................................................     26

ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER.......................................................     27
           8.1       Representations and Covenants...............................................................     27
           8.2       Instrument of Assumption....................................................................     27
           8.3       Delivery of the Cash Consideration..........................................................     27
           8.4       NTS License Agreement.......................................................................     27
           8.5       Reciprocal Reseller Agreement...............................................................     27

           8.6       Call Center Services Agreement..............................................................     27

ARTICLE 9 POST-CLOSING COVENANTS AND AGREEMENTS..................................................................     27
           9.1       Further Assurances..........................................................................     27
           9.2       Consent of Third Parties....................................................................     28
           9.3       Provision of Data...........................................................................     28
           9.4       Accounts Receivable Payment and Collection..................................................     28
           9.5       Confidentiality.............................................................................     28
           9.6       Non-Competition; Non-Solicitation...........................................................     29

ARTICLE 10 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....................................     30

ARTICLE 11 INDEMNIFICATION.......................................................................................     30
           11.1      Obligation of Seller to Indemnify...........................................................     30
           11.2      Obligation of Purchaser to Indemnify........................................................     31
           11.3      Notice and Opportunity to Defend............................................................     32
           11.4      Characterization of Indemnity Payments......................................................     33
           11.5      Exclusivity.................................................................................     33
           11.6      No Consequential Damages....................................................................     33
           11.7      Net of Insurance............................................................................     33
           11.8      Reliance on the Management Group............................................................     33

ARTICLE 12 MISCELLANEOUS.........................................................................................     34
           12.1      Certain Definitions.........................................................................     34
           12.2      Notices.....................................................................................     41
           12.3      Entire Agreement; No Third Party Beneficiaries..............................................     41
           12.4      Specific Performance........................................................................     42
           12.5      Waivers and Amendments; Non-Contractual Remedies............................................     42
           12.6      Binding Effect; Assignment..................................................................     42
           12.7      Counterparts and Facsimile..................................................................     42
           12.8      Exhibits and Schedules......................................................................     42
           12.9      Headings....................................................................................     42
           12.10     Usage     ..................................................................................     43
           12.11     Interpretation..............................................................................     43
           12.12     Currency....................................................................................     43
           12.13     Severability................................................................................     43
           12.14     Fees; Expenses and Certain Taxes............................................................     43
           12.15     WAIVER OF JURY TRIAL........................................................................     43
           12.16     GOVERNING LAW...............................................................................     43

EXHIBITS

Exhibit A         Form of Bill of Sale
Exhibit B         Form of Assignment of Business Intellectual Property
Exhibit C         Form of Instrument of Assumption
Exhibit D         Form of NTS License Agreement
Exhibit E         Form of Reciprocal Reseller Agreement
Exhibit F         Form of Call Center Services Agreement
Exhibit G         Form of Assignment, Agreement and Consent relating to the
                  Provo Lease

SCHEDULES

Schedule 1.3      Excluded Assets
Schedule 1.4      Assumed Contracts
Schedule 1.6      Seller Employees
Schedule 4.1      Qualifications to do Business
Schedule 4.4      Financial Statements
Schedule 4.5(a)   Inventory
Schedule 4.5(b)   Accounts Receivable
Schedule 4.8      Compliance with Laws
Schedule 4.9      Permits
Schedule 4.10     Seller's Required Consents
Schedule 4.11     Environmental Matters
Schedule 4.11(b)  Environmental Law Permits
Schedule 4.11(d)  Environmental Law Notices
Schedule 4.12     Claims
Schedule 4.13(a)  Material Contracts
Schedule 4.13(b)  Business Contracts
Schedule 4.14     Prepayments and Deposits
Schedule 4.15     Leased Real Property
Schedule 4.16     Product Warranty
Schedule 4.17     Bank Accounts; Powers
Schedule 4.18     Tangible Property
Schedule 4.19     Intellectual Property
Schedule 4.21     Suppliers and Customers
Schedule 4.22     Employee Benefit Plans
Schedule 4.24     Insurance
Schedule 4.25     Compensation of Seller Employees
Schedule 4.27     Operations of Seller
Schedule 4.28     Related Party Transactions
Schedule 4.31     Financing Statements
Schedule 4.32     U.K. Subsidiary Assets
Schedule 12.1     December Operating Current Liabilities

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT, dated as of January 21, 2005 (this "Agreement"), is by and among NACT Acquisition, Inc., a Delaware corporation, ("Purchaser") and NACT Telecommunications, Inc., a Delaware corporation ("Seller"), Verso Technologies Inc., a Minnesota corporation ("Verso"); and solely for the purposes of Section 6.9 herein, NACT Limited, an English private limited company ("U.K. Subsidiary").

      WHEREAS, Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, certain of the assets, properties, rights and businesses of Seller upon the terms and subject to the conditions of this Agreement (the "Contemplated Transactions").

      NOW THEREFORE, in consideration of the foregoing, of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                   ARTICLE 1
                       TRANSFER OF ASSETS AND LIABILITIES

      1.1 DEFINITIONS. Capitalized terms used herein without definitions shall have the meanings ascribed to them in Section 12.1 and in other sections herein where such capitalized terms are defined.

      1.2 ASSETS TO BE SOLD. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to all of the Assets (as herein defined) (which includes the Business as a going concern), free and clear of all Liens, other than Permitted Liens. At the Closing, Seller shall execute and deliver to Purchaser (x) a Bill of Sale substantially in the form of Exhibit A hereto (the "Bill of Sale") and (y) a customary assignment of the Business Intellectual Property substantially in the form of Exhibit B hereto (the "Assignment of Business Intellectual Property"). The "Assets" consist of all right, title and interest of Seller in and to:

                  (i) All rights under all written and oral (a) contracts and agreements with customers of the Business, (b) purchase orders, sales orders and other orders and commitments issued by customers of the Business, (c) other licenses, leases, contracts and agreements which are used in or relate to the Business, including, without limitation, License Agreements and (d) to the extent not included in the foregoing, Assumed Contracts (as herein defined) (collectively, the "Business Contracts");

                  (ii) All rights to trades receivable, accounts receivable, notes receivable and other monies receivable relating to or arising out of the Business (the "Accounts Receivable");

                  (iii) All rights with respect to claims made under or pursuant to the Business Insurance Policies (as herein defined) through the Closing;

                  (iv) All product records, customer correspondence, production records, contract files, technical, accounting, manufacturing and procedural manuals, customer lists, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of any of the Assets, to the extent that any of the foregoing are used in or relate to the Business;

                  (v) All rights under express or implied warranties and guarantees relating to any of the Assets or relating to or arising out of the Business;

                  (vi) All inventory of the Business, whether located at 191 West 5200 North, Provo, Utah or at any other location, including all inventory of the Business consisting of work in process and finished products (the "Inventory");

                  (vii) All property, plant, equipment, fixed assets, furniture and fixtures, and tangible personal property, including machinery, equipment, furniture, fixtures, buildings and other improvements, leasehold improvements, vehicles, structures, computers, supplies, office equipment and other property, in each case, relating to or used in connection with the Business other than the Inventory (the "Tangible Property");

                  (viii) All deposits and other similar assets related to or made in connection with any of the Assets as well as all prepayments or deposits received by Seller from customers of the Business (collectively, the "Prepayments and Deposits");

                  (ix) All rights of Seller under any non-disclosure agreements, non-solicitation agreements, non-competition agreements, confidentiality agreements or other restrictive agreements or covenants entered into with any Seller Employee or any other person to the extent such rights relate to the Business or the Assets to the extent such agreements are assignable;

                  (x) All goodwill of the Business and all Intellectual Property used or held for use by or in connection with the Business together with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof) with respect thereto, the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property (the "Business Intellectual Property");

                  (xi) All franchises, approvals, permits, licenses, orders, registrations, certificates, variances and other similar permits and rights obtained from any government or similar type entity in connection with the conduct of the Business, and all pending applications therefore, to the extent the foregoing are by their terms or by law assignable;

                  (xii) Any and all cash received by Verso or Seller from any customer of the Business on or after January 14, 2005 (the "Seller Received Cash"); and

                  (xiii) Except for the Excluded Assets, all other assets, properties, prepaid charges, prepaid expenses, claims, rights and interests of Seller related to the Business of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

      1.3 EXCLUDED ASSETS. The following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the
Closing:

                  (i) The consideration deliverable from Purchaser to Seller pursuant to this Agreement;

                  (ii) Seller's certificate of incorporation, non-transferable franchises, corporate seals, minute books, stock books and other corporate records having to do with the corporate organization and capitalization of Seller and all of Seller's income tax records;

                  (iii) Seller's books of account; provided, however, that copies of such books of accounts related to the Business shall be provided to Purchaser at the Closing;

                  (iv) All shares of the capital stock of Seller and the U.K. Subsidiary;

                  (v) Any deferred tax assets of Seller;

                  (vi) The assets relating to or maintained in connection with any Employee Benefit Plan, and all rights under such Employee Benefit Plans;

                  (vii) Except for the Seller Received Cash, the cash of Seller; and

                  (viii) The assets set forth on Schedule 1.3.

      1.4 ASSUMED LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume and become responsible for (i) the Business Contracts listed on Schedule 1.4 attached hereto (the "Assumed Contracts") (in each case, in no event to include any obligations of Seller that relate to any breach of any representation, warranty, covenant or agreement under such leases or contracts that arose on or prior to Closing) and (ii) the Closing Date Operating Current Liabilities (collectively with the Assumed Contracts, the "Assumed Liabilities"). At the Closing, Purchaser and Seller shall execute and deliver an instrument of assumption (the "Instrument of Assumption") substantially in the form attached as Exhibit C hereto, pursuant to which Purchaser shall assume and agree to perform and pay and discharge the Assumed Liabilities in the manner set forth herein.

      1.5 LIABILITIES NOT ASSUMED.

            (a) Purchaser shall not assume or in any way be liable for the payment, performance and discharge of any liabilities and/or obligations of Seller or any of its affiliates, including liabilities and/or obligations relating to Taxes of Seller or in any way attaching to the Assets, except for the Assumed Liabilities.

            (b) Without limiting the generality of the foregoing, Purchaser shall not assume and Seller shall retain and shall punctually pay, perform and discharge when due, the following liabilities and/or obligations of Seller (collectively, the "Excluded Liabilities"):

                  (i) any and all liabilities and/or obligations of any kind or nature relating to Taxes of Seller and, with respect to the Assets, all Tax liabilities and/or obligations accrued for, applicable to or arising from any period ending on or before the Closing Date (including, without limitation, any liabilities or obligations pursuant to any Tax sharing agreement, Tax indemnification or similar arrangement);

                  (ii) any and all liabilities and/or obligations incurred by or on behalf of Seller or its affiliates arising from the Contemplated Transactions, including, without limitation, all legal fees, Taxes, costs and disbursements of Seller or any of its affiliates payable in connection with this Agreement, and all sales, transfer, use and other similar type Taxes which arise from the sale of the Assets to Purchaser;

                  (iii) any and all liabilities and/or obligations arising pursuant to Environmental Laws or the common law relating to environmental matters (whether or not technically constituting "liabilities and/or obligations" of Seller) and arising from or related to: (A) the operation or ownership of the Assets or the Business on or before the Closing Date or from any events, conditions or circumstances, including without limitation, conditions on, in or under the Assets resulting from any Release of a Hazardous Substance, existing on or before the Closing Date; (B) any property or facility formerly owned or operated by Seller or any predecessor of Seller; and (C) the offsite disposal of or arrangement for offsite disposal of any waste materials by Seller on or before the Closing Date ("Pre-Closing Environmental Liabilities");

                  (iv) any and all liabilities and/or obligations (A) relating to or arising under any "employee benefit plan" (as defined in Section 3(3) of ERISA) or any other employee benefit plan, program or arrangement at any time maintained, sponsored or contributed to by Seller or any ERISA Affiliate, or with respect to which Seller or any ERISA Affiliate has any liability or potential liability, or (B) pertaining to the employment by, or termination from employment with, Seller or any ERISA Affiliate, of any individual (including any Seller Employee);

                  (v) any and all liabilities and/or obligations with respect to any indebtedness for borrowed money or capital leases (other than any capital lease listed on Schedule 1.5 attached hereto) or any guaranties of any indebtedness for borrowed money;

                  (vi) any and all liabilities and/or obligations of Seller to any of Seller's affiliates, including Verso;

                  (vii) any and all semi-monthly base salary payroll of Seller prorated for the period from January 16, 2005 to (and including) the Closing Date (together with reimbursement of employee pre-Closing out-of-pocket expenses in a manner consistent with past practices, but in no event shall such reimbursement include any such expenses incurred by any employee of Seller in connection with the Contemplated Transactions);

                  (viii) any and all liabilities and/or obligations of Seller other than the Assumed Liabilities; and

                  (ix) any and all liabilities for the infringement or misappropriation of or conflict with any Intellectual Property.

            (c) Seller shall perform, pay and discharge, in the normal course of business, consistent with past practices, all Excluded Liabilities.

      1.6 SELLER EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

            (a) Schedule 1.6 lists all individuals who are actively employed by Seller as of the date hereof. By no later than the Closing, Purchaser shall offer employment to all of the Seller Employees and the Seller Employees who accept such offer of employment shall be hereafter referred to as "Transferred Employees."

            (b) Purchaser shall offer employment to the Seller Employees on commercially reasonable terms and conditions at substantially the same wage rates in effect for such Seller Employees as of the date hereof, but otherwise as deemed appropriate by Purchaser, in its sole discretion. This Section 1.6 is a covenant among the parties hereto and shall not, in any manner, create any contractual right of employment for any Seller Employee or any other person.

            (c) Seller agrees that it shall be responsible for any and all liabilities and obligations related to, or arising from or in connection with, any individual's (including all Seller Employees') employment by, or termination from employment with, Seller, any subsidiary of Seller, any ERISA Affiliate or any other entity related to Seller, including, without limitation, claims for health continuation coverage pursuant to COBRA, severance pay, expense reimbursement and any other benefit provided to any such individual by Seller or any subsidiary, ERISA Affiliate or other related entity. Seller shall have sole responsibility for satisfying the continuation coverage requirements of COBRA for all employees or former employees of Seller (and any dependents or beneficiaries thereof) who are receiving COBRA continuation coverage as of the Closing Date or who are entitled to elect such coverage on account of a qualifying event occurring on or before the Closing Date.

            (d) Effective as of the Closing Date, Verso and/or Seller shall cause all Transferred Employees to become fully vested in their account balances under the Verso Technologies, Inc. Retirement and Savings Plan. Purchaser shall establish as soon as practicable a new 401(k) plan for the Transferred Employees.

            (e) Seller and Purchaser hereby agree that any employee of the Business who (i) as of the Closing Date is receiving or entitled to receive short-term disability benefits and who subsequently becomes eligible to receive long-term disability benefits, or (ii) as of the Closing Date is receiving or entitled to receive long-term disability benefits, shall become eligible (to the extent not already eligible) or continue to be eligible (to the extent already eligible), as applicable, to receive long-term disability benefits under Seller's long-term disability plan(s) unless and until such employee is no longer disabled and in no event shall Purchaser have an obligation to provide disability benefits to any such employee.

            (f) Seller shall remain responsible for all claims incurred by Transferred Employees and any former employee of Seller (and any eligible dependents and beneficiaries thereof) prior to the Closing (regardless of when such claims are reported) under any self-insured Employee Benefit Plans. For purposes of clarity, a claim shall be considered incurred when the service for which payment is requested is rendered.

            (g) Seller and Purchaser agree to follow the Standard Procedure specified in Revenue Procedure 2004-53, 2004-34 I.R.B. 320, whereby, among other things, each will be responsible for the reporting duties with respect to its own payment of wages and compensation to the Transferred Employees in connection with the operation or activities of the Business.

                                   ARTICLE 2
                     PURCHASE PRICE; ADJUSTMENT; ALLOCATION

      2.1 PURCHASE PRICE

            (a) The aggregate purchase price (the "Purchase Price") for the Assets shall be equal to (x) $4,000,000 (the "Cash Consideration"), plus (y) the assumption of the Assumed Liabilities.

            (b) Subject to the terms and conditions set forth herein, at the Closing, Purchaser shall deliver to Seller by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the Cash Consideration.

      2.2 ALLOCATION OF PURCHASE PRICE. Seller and Purchaser shall agree to an allocation of the Purchase Price among the Assets and the Assumed Liabilities within thirty (30) calendar days after the Closing Date. The parties hereto shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation, including but not limited to the preparation and filing of Form 8594 under Section 1060 of the Code (or any successor form or successor provision of any future tax law) with their respective federal income tax returns for the taxable year that includes the Closing Date, and no party hereto will take any position inconsistent with such allocation unless otherwise required by applicable law.

                                   ARTICLE 3
                              CLOSING; CLOSING DATE

            The closing (the "Closing") of the sale and purchase of the Assets contemplated hereby shall take place at the New York office of Kirkland & Ellis LLP at 11:00 a.m., New York City time, on the third Business Day following satisfaction or waiver of each of the conditions set forth in Articles 7 and 8, or at such other place or such other time or date as the parties may mutually agree, provided that all of the conditions to the Closing set forth in Articles 7 and 8 have been satisfied or waived in writing by the party entitled to waive the same. The date of the Closing is referred to herein as the "Closing Date".

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF SELLER AND VERSO

            Seller (and Verso with respect to itself in Sections 4.1, 4.3, 4.10, 4.19(b)(vi), 4.22 and 4.29), represents and warrants to Purchaser as follows:

      4.1 DUE ORGANIZATION, AUTHORITY AND QUALIFICATION. Each of Seller and Verso is a corporation duly incorporated and organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties used in connection with the Business and to carry on the Business as now being conducted by Seller or Verso, as the case may be. Seller is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 4.1 opposite its name thereon, which are the only jurisdictions in which such qualification or authorization is required by law in respect of the conduct of the Business or the ownership of the Assets, except to the extent that the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

      4.2 SHAREHOLDER; SUBSIDIARIES. Seller is a wholly-owned subsidiary of Verso. Except for Seller's ownership of the U.K. Subsidiary, Seller does not own, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, joint venture, limited liability company or other business association (other than any joint venture agreement from which no separate legal entity has been formed).

      4.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Each of Seller and Verso has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which such Seller or Verso is or will be a party, and to perform fully such Seller's obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by Seller and Verso and no other corporate proceedings or approvals with respect to Seller or Verso are necessary to authorize this Agreement or the Contemplated Transactions. This Agreement has been duly executed and delivered by each of Seller and Verso, and each and every other agreement and instrument to which Seller is or will be a party will be duly executed and delivered by Seller, and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement will be a valid and binding obligation of Seller and Verso and each such other agreement and instrument will be a valid and binding obligation of Seller enforceable against Seller and Verso (as to this Agreement) and against Seller (as to such other agreements and instruments), in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      4.4 FINANCIAL STATEMENTS; LIABILITIES.

            (a) Attached hereto as Schedule 4.4 is a copy of the following financial statements for the Business: the unaudited balance sheet and statement of operations for the Business for each of the fiscal years ended December 31, 2002, December 31, 2003 and

December 31, 2004 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller and the Business and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the Financial Statements may omit statements of changes in financial position and footnote disclosures required by GAAP and any costs that are part of shared services performed by Verso. The Financial Statements fairly present the financial condition and operating results of the Business as of the dates, and for the periods, indicated therein.

            (b) The Business does not have any material liability or obligation other than: (i) liabilities and obligations fully and adequately reflected or reserved against in the Financial Statements; and (ii) liabilities and obligations incurred after September 30, 2004 in the ordinary course of business consistent with past practices of the Business.

      4.5 INVENTORY; ACCOUNTS RECEIVABLE.

            (a) Schedule 4.5(a) attached hereto sets forth a list of all Inventory as of November 30, 2004 and the reserves related thereto. Except as set forth on Schedule 4.5(a), the Inventory (net of any reserves) (i) is fit for the use which is intended, free from any material defects and in a quality and quantity usable in the ordinary course of business; (ii) contains no material amounts of items that are obsolete or of below-standard quality; and (iii) is fully paid (or included in accounts payable as of November 30, 2004) for and is not subject to any consignment or credit arrangement with a third party.

            (b) Schedule 4.5(b) attached hereto sets forth a list of all Accounts Receivable as of November 30, 2004. All Accounts Receivable represent sales actually made in the ordinary course of business, and, to the knowledge of Seller, are collectible net of any reserves as set forth on the face of the Financial Statements (as herein defined) (rather than in any notes thereto), which reserves were calculated on a basis consistent with GAAP and past practices.

      4.6 NO MATERIAL ADVERSE CHANGE. Since September 30, 2004 (the "Balance Sheet Date"), (i) the Business has been conducted in all material respects in the ordinary course of business consistent with past practice; (ii) there has been no event, occurrence or change that has had, or is reasonably expected to have, a Material Adverse Effect on the Condition of the Business, and Seller does not know of any such event, occurrence or change that is threatened; and
(iii) there has not been any damage, destruction or loss which could have or has had a Material Adverse Effect on the Condition of the Business, whether or not covered by insurance.

      4.7 TAXES. With respect to the Business and the Assets, Seller has timely filed all Tax Returns that it was required to file (taking into account applicable extensions) and all such Tax Returns are correct and complete. Seller has paid on a timely basis all such Taxes that were shown as due on such Tax Returns. There is no pending or, to the knowledge of Seller, threatened Tax audit of any Tax Return involving the Business or the Assets, or with respect to Seller's income, assets and operations, including the Assets.

      4.8 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.8, Seller is conducting the Business and owns the Assets in compliance with all applicable orders, judgments, injunctions, awards, decrees or writs (collectively, "Orders"), and, to the knowledge of Seller, any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") having jurisdiction over the Business or the Assets, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect. Seller has not received any written notice alleging any violation of any Orders or Laws. Seller and its directors, managers, officers, agents, employees or other authorized persons associated with or acting on behalf of the Business are in compliance with the provisions of the Foreign Corrupt Practices Act of 1977 to the extent such act is applicable to such person.

      4.9 PERMITS. Except as set forth on Schedule 4.9, Seller has all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and has made all required registrations with, any Governmental Body that are material to the conduct of the Business, or the use of any of the Assets (collectively, "Permits"). All Permits are listed on Schedule 4.9 and are in full force and effect; no material violations have occurred, or are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of Seller, threatened to revoke or limit any Permit. Except as set forth on Schedule 4.9, no registration, application, notice, consent, order or other action is required by virtue of the execution and delivery of this Agreement or the consummation of the Contemplated Transactions to avoid the loss of any Permit or the violation, breach or termination of, or any default under, or the creation of any Lien under the terms of, any applicable Law, or to enable the Business to continue to be carried on as currently conducted.

      4.10 NO BREACH. Neither the execution and delivery of this Agreement by Seller or Verso, nor the consummation by Seller or Verso of the transactions contemplated hereby, will violate (a) any provision of the charter or bylaws or other constitutional document, as the case may be, of Seller or Verso, or (b) assuming the truth and completeness of the representations and warranties made by Purchaser in this Agreement, any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Seller, Verso or any of the Assets is subject except where such violation will not materially, adversely affect the Assets when taken as a whole and Seller's or Verso's ability to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Seller or Verso, nor the consummation by Seller or Verso of the Contemplated Transactions requires Seller or Verso to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental body or any other person (including any party to any of the Business Contracts), except as set forth in Schedule 4.10 (the "Seller's Required Consents").

      4.11 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 4.11:

            (a) Seller is not, and has not been in violation in any material respect, during the past three years, of any applicable Environmental Law in respect of the Business or the Assets. No Environmental Compliance Cost is necessary in respect of the Assets or the Business.

            (b) Seller has all Permits required pursuant to Environmental Laws that are material to the conduct of the Business, all such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and Seller is in compliance in all material respects with all terms and conditions thereof. All such Permits are listed on Schedule 4.11(b).

            (c) Seller has not received, and to the knowledge of Seller, will not receive due to the consummation of the Contemplated Transactions, any Environmental Claim in respect of the Business or the Assets.

            (d) Seller has filed all notices required under Environmental Laws in respect of the Business and the Assets, indicating the past or present Release, generation, treatment, storage or disposal of Hazardous Substances. All such notices are listed on Schedule 4.11(d).

            (e) Seller has not entered into any written agreement in respect of the Business or the Assets with any Governmental Body or any other person by which Seller has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment.

            (f) To the knowledge of Seller, there is not now, and has not been at any time in the past, a Release or threatened Release of Hazardous Substances into the Environment in respect of the Business or the Assets for which Seller may be directly or indirectly responsible.

            (g) To the knowledge of Seller, there is not now, and has not been at any time in the past, on or in any of the real properties owned, leased or operated by Seller in respect of the Business: (i) any Release, treatment, recycling, storage or on-site disposal of any Hazardous Substances; (ii) any underground storage tank, surface impoundment, lagoon, landfill, solid waste disposal area or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances; (iii) any asbestos-containing material; (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment owned by Seller; or
(vi) any Hazardous Substances present at such property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Business.

            (h) To the knowledge of Seller, there is no basis for any action, suit, claim or liability under or pursuant to any Environmental Law, or common law relating to environmental matters, in connection with the operation of the Business or the Assets prior to the Closing.

            (i) Seller has delivered to Purchaser all environmental audits, reports and other material environmental documents relating to it, or its predecessors' past or current properties, facilities or operations which are in its possession or under its reasonable control.

      4.12 CLAIMS AND PROCEEDINGS. There are no outstanding Orders of any Governmental Body against or involving Seller with respect to the Business or any of the Assets. Except as set forth on Schedule 4.12, there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or, to the knowledge of Seller, threatened, against or involving Seller with respect to the Business or any of the Assets. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on Schedule 4.12 have been timely and duly given and, except as set forth on Schedule 4.12, no insurance company has asserted, orally or in writing, that such Claim is not covered by the applicable policy relating to such Claim. Except as set forth on Schedule 4.12, there are no product liability Claims against or involving Seller with respect to the Business or any of the Assets or any product manufactured, marketed or distributed at any time by the Business ("Business Products") and no such Claims have been settled, adjudicated or otherwise disposed of since January 1, 2002.

      4.13 CONTRACTS.

            (a) Schedule 4.13(a) sets forth all of the Business Contracts, whether or not in writing, that are material to the Business or by which the Assets are bound, including, but not limited to (collectively, the "Material Contracts"):

                  (i) any contract or agreement for the purchase of goods, or for the furnishing of services that provides for, or would reasonably be expected to provide for, remaining payments by any party thereto in excess of $25,000 during the term of such contract or agreement;

                  (ii) any contract or agreement with any customer which contains financing arrangements or any deferred payment provisions;

                  (iii) any employment, severance, non-competition, consulting or other contract or agreement with any Seller Employee or any consultant to the Business;

                  (iv) any collective bargaining agreement, labor contract or other written agreement or arrangement with any labor union or other employee organization of which any of the Seller Employees is a member;

                  (v) any joint venture or similar type agreement related to the Business;

                  (vi) any material sales, distribution or supply agreements used in or by the Business;

                  (vii) any contract or agreement relating to the borrowing of money, or the guaranty of another person's borrowing of money or other obligation, including, without limitation, all notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

                  (viii) any contract or agreement granting any person a Lien on all or any part of the Assets;

                  (ix) any contract or agreement granting to any person a first refusal, first-offer or similar preferential right to purchase or acquire any of the Assets;

                  (x) any leases, licenses, contracts or agreements under which Seller uses any tangible personal property or equipment or intangible property in connection with the Business, including each such lease, contract or agreement that is required to be classified and accounted for as capital lease in accordance with GAAP;

                  (xi) contracts containing covenants which materially restrict Seller or the Business from engaging in any business or in any geographical area or containing any prohibition from the disclosure of confidential information in the possession of Seller or any exclusivity provision with respect to any business or geographic area; and

                  (xii) any other contract or agreement, whether or not made in the ordinary course of business, which involves payments in excess of $25,000.

            (b) Seller has delivered to Purchaser true and complete copies of all of the Material Contracts and License Agreements; provided, however, that, with respect to copies of any License Agreements that have not been provided to Purchaser as of the Closing Date, such License Agreements are for commercially available, off the shelf software purchased or licensed for less than a total cost of $10,000 in the aggregate, and contain provisions customary in the industry with respect to the scope of the license and Seller's indemnification obligations, and any other rights, obligations and liabilities of Seller. All of the Business Contracts are valid, binding and in full force and effect. Seller is not in default in any material respect under any Business Contract, and no condition known to Seller exists that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of Seller, no other party to any Business Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. Other than as set forth on
Schedule 4.13(b), the continuation, validity and effectiveness of each Business Contract will not be affected by the transfer thereof to Purchaser under this Agreement and all such Business Contracts are assignable to Purchaser without the consent or approval of any person or entity which is a party thereto.

      4.14 PREPAYMENTS AND DEPOSITS. Schedule 4.14 attached hereto sets forth all Prepayments and Deposits as of November 30, 2004.

      4.15 LEASED REAL PROPERTY. Seller does not own any real property. Seller has valid leasehold interests in all of the real property which it holds under the leases described on Schedule 4.15 (collectively, the "Leased Real Property"), in each case free and clear of all Liens, except for (i) Liens for Taxes not yet due or delinquent, (ii) Liens identified on Schedule 4.15 and
(iii) imperfections of title, easements, restrictions and encumbrances, including, without limitation, survey matters, if any, that do not in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the manner in which such property is currently being used in the Business or materially impair the operations of the Business. With respect to the Leased Real Property: (i) Seller has all easements and rights necessary to conduct the Business; (ii) to the knowledge of Seller, no portion thereof is subject to any pending or threatened condemnation proceeding or proceeding by any public authority; (iii) the buildings, plants and structures, including, without limitation, heating, ventilation and air conditioning systems, roof, foundation and floors, are in good operating condition and repair, subject only to ordinary wear and tear; (iv) there are no leases, subleases, licenses, concessions or other agreements to which Seller or any of Seller's affiliates is a party, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of Leased Real Property; and (v) the Leased Real Property is supplied with utilities and other services necessary for the operation of such facilities.

      4.16 PRODUCT WARRANTY. Schedule 4.16 sets forth a description of all express warranties provided by the Business with respect to products sold by it and includes a copy of the standard terms and conditions of sale for the Business.

      4.17 BANK ACCOUNTS; POWERS. Schedule 4.17 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Seller or any of Seller's affiliates has an account or safe deposit box maintained solely for the benefit of the Business and the names and identification of all individuals authorized to draw thereon or to have access thereto, and lists the names of each person holding powers of attorney or agency authority from Seller and a summary of the terms thereof, in each case to the extent used solely in connection with the Business or otherwise in the name of or on behalf of the Business.

      4.18 TANGIBLE PROPERTY. Schedule 4.18 sets forth a list of the Tangible Property as of November 30, 2004. The Tangible Property is in good operating condition and repair, subject to continued repair and replacement in accordance with past practice. During the past three years there has not been any significant interruption of the operations of Seller due to inadequate maintenance of the Tangible Property.

      4.19 INTELLECTUAL PROPERTY.

            (a) Schedule 4.19 attached hereto sets forth a complete and correct list of all of the following that are owned by Seller or used or held for use by the Business:

                  (i) patented or registered Intellectual Property and applications for registrations of Intellectual Property;

                  (ii) material unregistered trademarks, material unregistered service marks, trade names, and Internet domain names;

                  (iii) material unregistered copyrights;

                  (iv) Software (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $10,000 in the aggregate);

                  (v) all agreements relating to the licensing of Intellectual Property by Seller to a third party or by a third party to Seller, and all other agreements affecting Seller's ability to use or disclose any Intellectual Property (collectively, "License Agreements") (unless such agreement has been set forth on Schedule 4.13(a)); and

                  (vi) any other material Intellectual Property.

            (b) Except as set forth on Schedule 4.19:

                  (i) Seller owns all right, title and interest in and to, or has a valid and enforceable license to use pursuant to a written license agreement set forth on Schedule 4.13(a) or Schedule 4.19, all of the Business Intellectual Property including, without limitation, the property set forth on
Schedule 4.19;

                  (ii) All of the Business Intellectual Property is valid and enforceable and, to the knowledge of Seller, there is no claim by any third party contesting the validity, enforceability, use or ownership of any of the Business Intellectual Property;

                  (iii) The Business Intellectual Property constitutes all the Intellectual Property necessary for the operation of the Business as presently conducted and as presently proposed to be conducted by Seller, and neither Verso nor any of Verso's affiliates (other than Seller) own any Intellectual Property used in the Business as currently conducted or as presently proposed to be conducted;

                  (iv) The Business Intellectual Property is not subject to any Liens;

                  (v) Neither Seller nor the Business has infringed, misappropriated or otherwise conflicted with, and the operation of the Business as currently conducted and as currently proposed to be conducted by Seller will not infringe, misappropriate or otherwise conflict with, any Intellectual Property of any third party. Seller has not received any notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party);

                  (vi) Verso and Seller have taken all necessary and desirable actions to maintain and protect all of the Business Intellectual Property;

                  (vii) To the knowledge of Seller, no third party has infringed, misappropriated or otherwise conflicted with any of the Business Intellectual Property and, to the knowledge of Seller, there are no facts that indicate a likelihood of any of the foregoing;

                  (viii) Immediately subsequent to the Closing, the Business Intellectual Property will be owned by or available for use by Purchaser on terms and conditions identical to those under which Seller owned or used the Business Intellectual Property immediately prior to the Closing. No loss or expiration of any of the Business Intellectual Property is pending, reasonably foreseeable or, to the knowledge of Seller, threatened, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Seller, including, without limitation, a failure by Seller to pay any required maintenance fees);

                  (ix) To the knowledge of Seller, no Intellectual Property is owned or used by any competitor or third party which reasonably could be expected to supersede or make obsolete any product or process of the Business or to limit or otherwise restrict the operation of the Business as currently conducted or as currently proposed to be conducted;

                  (x) None of Seller's agreements with customers, suppliers, contractors, resellers or consultants or any other party confers upon any party other than Seller any ownership right with respect to any Intellectual Property developed in connection with such agreement;

                  (xi) All present employees of, and consultants to, Seller have entered into agreements regarding the non-disclosure of confidential information and providing for the assignment to Seller of all Intellectual Property developed by such employee or consultant in the course of their relationship with Seller, without any restrictions or obligations whatsoever;

                  (xii) With respect to all Software owned by the Seller, such Software was either developed (A) by employees of Seller within the scope of their employment or (B) by independent contractors who have assigned their rights to Seller pursuant to written agreements;

                  (xiii) The Software included in the Business Intellectual Property (the "Business Software") is not subject to any "copyleft" or other obligation or condition (including, without limitation, any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that could (A) require, or condition the use or distribution of such Software, on the disclosure, licensing, or distribution of any source code for any portion of such Software or (B) otherwise impose any limitation, restriction, or condition on the right or ability of Seller to use, license or distribute any Software;

                  (xiv) Since July 2001, in each agreement in which the Seller has licensed Software, hardware or networks to third parties, the Seller has not
(A) failed to limit its liability to the amount of the fees paid pursuant to the agreement or (B) warranted as to the performance or functionality of the Software other than stating that the Software would perform in accordance with its documentation and/or specifications;

                  (xv) (A) No source code for any Business Software has been delivered, licensed, or made available to any escrow agent or other person who is not, as of the date of this Agreement, an employee of the Seller, (B) Seller has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Business Software to any escrow agent or other person who is not, as of the date of this Agreement, an employee of the Seller, and (C) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Business Software to any other person who is not, as of the date of this Agreement, an employee of Seller; and

                  (xvi) The computer systems, including, without limitation, the Software, hardware and networks (collectively, "Systems") currently used or currently proposed by Seller to be used in the operation of the Business are sufficient for the immediate needs of Seller, as currently contemplated by Seller, and all Systems, other than Software, used in the operation of the Business are owned and operated by and are under the control of the Seller and are not wholly or partly dependent on any facilities which are owned, operated or controlled by Verso or any third party.

      4.20 TITLE TO THE ASSETS; ADEQUACY OF ASSETS. Seller has good title to, or a valid leasehold interest in, all of the Assets, free and clear of any Liens, except for Permitted Liens. Upon completion of the Contemplated Transactions, Purchaser will acquire good title to all of the Assets, free and clear of any Liens, other than Permitted Liens. The Assets (i) constitute all of the assets and properties necessary to permit Purchaser to carry on the Business immediately following the Closing, in all material respects, as presently conducted by Seller and its affiliates and (ii) constitute all of the material property and assets (tangible and intangible) used by Seller and Seller's affiliates in the conduct of the Business as presently conducted by Seller and Seller's affiliates and in the achievement by the Business of the financial results contained in the Financial Statements. The representations of this Section 4.20 are cumulative to the representations in Section 4.19 and in no way limit the representations in
Section 4.19.

      4.21 SUPPLIERS AND CUSTOMERS. Schedule 4.21 lists, by dollar volume paid, for the twelve month period ended September 30, 2004, the top ten (10) suppliers and customers of Seller, related, directly or indirectly, to the Business, and any sole-source suppliers of goods or services (other than electricity, gas, telephone or water) to the Business with respect to which alternative sources of supply are not readily available on comparable terms and conditions. The relationships of Seller with such suppliers and customers are good commercial working relationships and, except as set forth on Schedule 4.21: (i) no person listed on Schedule 4.21, within the last twelve months, has, to the knowledge of Seller, threatened to cancel or otherwise terminate, or to the knowledge of Seller, intends to cancel or otherwise terminate, the relationship of such person with Seller; and (ii) no such person has, during the last twelve months, decreased materially or, to the knowledge of Seller, threatened to decrease or limit materially, or to the knowledge of Seller intends to modify materially its relationship with Seller or intends to decrease or limit materially its services or supplies to Seller or its usage or purchase of the services or products of Seller, as the case may be.

      4.22 EMPLOYEE BENEFIT PLANS.

            (a) Schedule 4.22 contains a complete and correct list of each Employee Benefit Plan.

            (b) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

            (c) Each Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a determination from the IRS that such Employee Benefit Plan is so qualified, and there are no facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan. Each such Employee Benefit Plan has been timely amended to comply with the provisions of legislation commonly referred to as "GUST" and "EGTRRA" and has been submitted to the IRS for a determination letter that takes the GUST amendments into account within the applicable remedial amendment period.

            (d) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each Employee Pension Benefit Plan or properly accrued. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan.

            (e) There have been no Prohibited Transactions with respect to any Employee Benefit Plan or any employee benefit plan (as such term is defined in Section 3(3) of ERISA) maintained by an ERISA Affiliate. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan. No action, suit, proceeding, hearing, investigation or other Claim with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

            (f) Neither Verso, Seller nor any ERISA Affiliate maintains, sponsors, contributes to or has an obligation to contribute to, or has any liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees, officers, directors or contractors (or any spouse or other dependent thereof) other than in accordance with COBRA.

            (g) Neither Verso, Seller nor any ERISA Affiliate has any liability or potential liability under Title IV of ERISA, including on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan; and neither Verso, Seller nor any ERISA Affiliate is bound by any contract or agreement or has any obligation or liability described in Section 4204 of ERISA.

            (h) The consummation of the transactions contemplated by this Agreement will not (i) accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any Seller Employee or (ii) reasonably be expected to result in any "excess parachute payment" under Section 280G of the Code.

            (i) Neither Verso nor Seller has announced a plan or legally binding commitment to create any additional employee benefit plans or to amend or modify any existing Employee Benefit Plan.

            (j) Neither Seller nor Verso has any liability, whether absolute or contingent, including any obligations under any Employee Benefit Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee.

      4.23 LABOR MATTERS. Seller is not a party to or bound by any union or collective bargaining agreement involving the Business. Seller is not a party to any pending arbitration or grievance proceeding or other claim relating to any labor matter involving the Business nor, to the knowledge of Seller, is any such action threatened. Within the previous twelve months, Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with the Business, and there is currently no labor strike, request for representation, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against Seller. With respect to all current and former employees of Seller who are or have been employed in the Business, solely as to matters related to their employment by Seller, Seller is in compliance, in all material respects, with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and Seller is not delinquent in the payment of any wages or social security Taxes.

      4.24 INSURANCE. Schedule 4.24 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of Seller with respect to the Business or any of the Assets (the "Business Insurance Policies"). Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industries in which the Business operates. To the knowledge of Seller, Seller is not in default with respect to any provision contained in any such policy or binder. Seller has not failed to give any notice or present any Claim involving the Business under any such policy or binder in due and timely fashion. Except for Claims set forth on Schedule 4.24, there are no outstanding unpaid Claims involving the Business under any such policy or binder, and Seller has not received any notice of cancellation or non-renewal of any such policy or binder.

      4.25 SELLER EMPLOYEES. Schedule 4.25 sets forth:

            (a) the name, title and total compensation of each Seller Employee;

            (b) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by each Seller Employee since the Balance Sheet Date; and

            (c) any payments or commitments to pay any severance or termination pay to any Seller Employee.

To the knowledge of Seller, no Seller Employee has indicated that he or she will refuse to accept Purchaser's offer of employment.

      4.26 BUSINESS PRODUCTS. There are no statements, citations or decisions by any Governmental Body specifically stating that any Business Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. There is no (a) fact relating to any Business Product that may impose upon Seller or Purchaser a duty to recall such Business Product or a duty to warn customers of a defect in any Business Product, (b) latent or overt design, manufacturing or other defect in any Business Product or (c) material liability for warranty claims or returns with respect to any Business Product that is (i) not fully and adequately reserved against or reflected on the Financial Statements or (ii) not fully and adequately covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other persons that will be included in the Assets.

      4.27 OPERATIONS OF SELLER. Except as set forth on Schedule 4.27, since the Balance Sheet Date, Seller has not:

            (a) waived any material right under any Business Contract;

            (b) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it with respect to the Business;

            (c) materially changed any of its business policies with respect to the Business or the Assets, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;

            (d) made any acquisition of all or any part of the properties, capital stock or business of any other person that are included in the Business and/or the Assets;

            (e) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Business Contract or other agreement that is or was material to the Condition of the Business;

            (f) made any material capital expenditures (or series of related capital expenditures) in connection with the Business or the Assets outside the ordinary course of business;

            (g) sold, transferred, licensed or made any other disposition of any of the inventory or other assets of the Business other than in the ordinary course of business, consistent with past practice;

            (h) taken any action, or failed to take any action, that has resulted or could reasonably be expected to result in the loss, lapse, expiration or abandonment of any Business Intellectual Property;

            (i) engaged in any other material transaction involving the Business other than in the ordinary course of business;

            (j) suffered any losses, whether insured or uninsured and whether or not in control of Seller, in excess of $50,000 in the aggregate, or waived any material rights of any value, in each case in respect of the Business or any of the Assets;

            (k) made any changes in compensation of any Seller Employee;

            (l) authorized or issued recall notices for any of the Business Products or initiated any safety investigations; or

            (m) received written notice of any litigation, warranty claim or products liability claim involving the Business.

      4.28 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 4.28, none of (a) Seller, (b) the officers or directors of Seller or (c) the entities controlled by or under common control with one or more of the foregoing (including Verso):

            (a) own(s), directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies including, without limitation, Verso), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Business, excepting any such position or relationship with Verso (and not the Seller);

            (b) own(s), directly or indirectly, in whole or in part, any property that is used in the conduct of the Business;

            (c) except in the case of Seller, is a party to any of the Real Estate Leases or Business Contracts; or

            (d) has any cause of action or other claim whatsoever against, or owes any amount to, the Business or Seller with respect to the Business, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements existing on the date hereof.

      4.29 BROKERS' FEES. No broker has acted on behalf of Seller or Verso in connection with this Agreement or the Contemplated Transactions, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement, or understanding with Seller or Verso or any action taken by Seller or Verso.

      4.30 SOLVENCY. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; and (ii) Seller will have assets (calculated at fair market value) that exceed its liabilities.

      4.31 SECURITY INTERESTS. Schedule 4.31 sets forth (i) all of the security interests granted to Seller (whether or not perfected) by any third-party having a balance due Seller as of the date hereof (excluding those that have been written-off prior to January 1, 2004), including without limitation, security interests in assets of Seller's customers granted to Seller pursuant to Seller's standard sale and services agreement and (ii) the date and parties of each of the financing statements that have been filed with respect to the security interests required to be listed by (i) above ("Financing Statements").

      4.32 U.K. ASSETS. Schedule 4.32 sets forth all of the assets (such assets, the "U.K. Assets") that are owned, held or used by the U.K. Subsidiary and that are used exclusively in the Business.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller and Verso as follows:

      5.1 DUE ORGANIZATION AND AUTHORITY. Purchaser is a corporation duly incorporated, formed or organized and validly existing (where applicable) in good standing under the laws of its jurisdiction of incorporation, formation and has all necessary corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

      5.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Purchaser has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every other agreement and instrument contemplated hereby to which Purchaser is or will be a party, and to perform fully Purchaser's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Purchaser, and each and every other agreement and instrument contemplated by this Agreement to which Purchaser is to be a party will be duly executed and delivered by Purchaser, and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      5.3 NO BREACH. None of the execution and delivery by Purchaser of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance by Purchaser of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions:

            (a) violates any provision of the Certificate of Incorporation or Bylaws of Purchaser;

            (b) requires Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person subject except where the failure to obtain such consent, approval or action, or where the failure to make such filing, or where the failure to give such notice, will not materially and adversely affect Purchaser's ability to consummate the transactions contemplated hereby; or

            (c) assuming the truth and completeness of Seller's and Verso's respective representations and warranties contained herein, violates any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Purchaser is subject except where such violation will not materially and adversely affect Purchaser's ability to consummate the transactions contemplated hereby.

      5.4 BROKER'S FEES. No broker has acted on behalf of Purchaser in connection with this Agreement or the Contemplated Transactions, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement, or understanding with Purchaser or any action taken by Purchaser for which Seller or Verso could have any liability.

      5.5 FINANCING. Purchaser has sufficient funds readily available to satisfy its obligation to pay all amounts payable to Seller at Closing pursuant to the provisions of Section 2.1(b).

                                   ARTICLE 6
                            COVENANTS AND AGREEMENTS

            Each party hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 7 and 8, and, in addition, the parties hereto covenant and agree as follows:

      6.1 EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, Seller agrees that Purchaser and any prospective lender to Purchaser, each shall be entitled, through their employees and representatives, and at their sole cost and expense, to make such investigation of the properties, businesses and operations of the Business, and such examination of the books, records and financial condition of the Business (including, but not limited to, with respect to any Phase II environmental audit), as they wish, including without limitation, Phase I and II environmental assessments. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and Seller and Verso shall cooperate fully therein. Unless waived in writing by Purchaser, no investigation by or on behalf of Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of any other party contained in this Agreement.

      6.2 PUBLICITY. Verso and Purchaser shall coordinate all publicity relating to the transaction contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transaction contemplated by this Agreement, without obtaining the prior consent of Verso and Purchaser, except to the extent that a particular action may be required by applicable Law.

      6.3 SELLER'S REQUIRED CONSENTS. Seller shall, prior to the Closing, use its commercially reasonable efforts to obtain or make, at its sole expense, all Seller's Required Consents and undertake all actions, incur all expenses, costs and obligations and provide all bonds, guarantees or other financial instruments required pursuant to the Seller's Required Consents.

      6.4 NOTIFICATION OF CERTAIN MATTERS. Each of Seller and Verso shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller and Verso, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure on the part of either Seller or Verso to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notice required to be provided pursuant to this
Section 6.4 shall not effect any rights of Purchaser under Article 11 herein.

      6.5 CONTINUED SOLVENCY. After the Closing, Seller will not take any action which would result in Seller (a) being unable to pay its liabilities as they become due in the usual course of its business and (b) having liabilities that exceed its assets (calculated at fair market value). Notwithstanding the foregoing, Purchaser acknowledges and agrees that following the Closing Seller may dissolve, in which case, Seller shall provide for sufficient payment for all liabilities as required by applicable law.

      6.6 CORPORATE NAMES. On the Closing Date, Verso shall cause each of Seller and the U.K. Subsidiary to change their respective corporate names to new names that do not incorporate the words "NACT," "NACT Telecommunications, Inc." or "NACT Limited" and promptly following the Closing Date (but in no event later than thirty (30) days thereafter), Verso shall cause each of Seller and the U.K. Subsidiary to take all other action necessary and file all documents or instruments necessary with any Governmental Body or other person to reflect such name changes. Any such new name shall not conflict with or otherwise interfere with Purchaser's ability to use any name of Seller used as of the date hereof after the Closing and shall not include the words "NACT," "NACT Telecommunications" or "NACT Limited" or any variation or combination thereof. Furthermore, Verso and Seller hereby acknowledge that, pursuant to this Agreement, and without limiting the generality of Section 1.2, as of the Closing Date it has assigned, transferred and conveyed to Purchaser its entire right, title and interest in and to the names "NACT," "NACT Telecommunications" and "NACT Limited" and all other marks included within the Business Intellectual Property. After the Closing, neither Verso, nor Seller nor any affiliates of Verso shall, directly or indirectly, make any use of, nor attempt to register in any jurisdiction, any name or term similar to the names "NACT," "NACT Telecommunications" or "NACT Limited" or any other mark included within the Business Intellectual Property, including, without limitation, any world wide web domain name incorporating the words "NACT," "NACT Telecommunications" or "NACT Limited". Nothing in this Section 6.6 shall limit or otherwise derogate Purchaser's rights under trademark, unfair competition, or domain name law, including, without limitation, with respect to any marks acquired by Purchaser under this Agreement.

      6.7 ASSETS OF THE BUSINESS HELD BY VERSO. Verso hereby agrees that if any assets (other than cash and cash equivalents that are not Seller Received Cash, enterprise software or back office systems owned or licensed by Verso and used by Verso in the general infrastructure and administrative functions of Verso in respect of all or any portion of Verso's business and other Excluded Assets but including all Intellectual Property) necessary for the conduct of the Business as it is currently conducted are owned by Verso or any affiliate of Verso (other than Seller), then prior to Closing Verso shall (or shall cause the applicable affiliate of Verso to) assign, all right, title and interest in and to such assets to Seller so that such assets shall be deemed part of the Assets.

      6.8 FINANCING STATEMENTS. Effective as of the Closing, Verso hereby transfers any and all rights in and to the Financing Statements to Purchaser. Verso hereby further agrees to (i) permit Purchaser to make any and all amendments and filings necessary in order for Purchaser to be listed as the secured party on each of the Financing Statements and (ii) take any action necessary in order for Purchaser to perfect and/or maintain the priority of the security interests reflected in the Financing Statements.

      6.9 U.K. ASSETS. Effective as of the Closing and for no additional consideration, Seller and/or the U.K. Subsidiary, as applicable, hereby transfer all right, title and interest in and to the U.K. Assets, free and clear of all Liens, to NACT Europe Limited, an English private limited company and a wholly-owned subsidiary of Purchaser ("NACT Acquisition Europe").

      6.10 TRANSITION SERVICES. Verso shall assist and cooperate with Purchaser, for a period of up to ninety (90) days from and after the Closing Date, in transitioning (i) all accounting records and recording services used in connection with the Business from Verso and Seller to Purchaser and (ii) information technology services from Verso and Seller to Purchaser used in connection with the Business, including, without limitation, by (1) maintaining Purchaser's accounts receivable and accounts payable, (2) maintaining Purchaser's balance sheet as related to asset, accrual and other liability accounts that are included in the Assets, (3) maintaining Purchaser's fixed assets and depreciation schedules, (4) posting journal entries to Purchaser's general ledger, (5) customer invoicing, (6) providing payroll services to all of the Purchaser's employees and any employee(s) of NACT Acquisition Europe, including Andrew Consdine, (7) providing any other service as may be reasonably requested by Purchaser in order to transfer to Purchaser and maintain Seller's accounting records, (8) forwarding all e-mails addressed to the Transferred Employees, (9) providing frame relay line services from Purchaser to Verso's Atlanta call center and (10) providing Purchaser with access to Seller's WEBEX applications (collectively, the "Services"). Purchaser shall pay Verso a fee of $15,000 for the first thirty
(30) days following the Closing for the Services to be provided pursuant to this
Section 6.10 and, provided that Purchaser has given Verso at least two weeks advance notice that Purchaser desires Verso to continue to perform the Services beyond such thirty day period, Verso shall provide the Services for such additional periods (but not beyond the date that is 90 days following the Closing) for a fee of $25,000 for each additional thirty (30) day period. The fees payable to Verso pursuant to the immediately preceding sentence shall be paid in advance of each thirty day period for which Services are to be performed hereunder. In addition to the fees described in the immediately preceding two sentences, Purchaser will also pay to Verso $150 for each hour that Sean O'Shea, in his capacity as an employee of Verso, works in connection with the transition of the accounting database of the Business to the Purchaser's Great Plains System; provided that, notwithstanding the foregoing in no event will Sean O'Shea spend more than 20 hours on such project without the prior written consent of Purchaser. Except as expressly set forth in this Section 6.10, Purchaser shall have no obligation to make any payments to Verso in connection with Verso providing the Services to Purchaser. Verso shall perform the Services in a professional and workmanlike manner with at least the same frequency and standards as the Services were performed during the ninety (90) day period prior to the Closing Date. To the extent additional transition services (or an extension of the foregoing Services) are requested by Purchaser, Verso and Purchaser shall negotiate in good faith to reach a mutually satisfactory arrangement with respect to the services to be provided and the time period and cost thereof.

      6.11 PROVO LEASE BANK ACCOUNT. Purchaser has created a separate bank account (the "Provo Lease Bank Account") into which on or before the Closing Purchaser shall deposit $500,000 (the "Provo Lease Funds"). Purchaser hereby agrees that it will not use the Provo Lease Funds for any purpose other than to make payments required by or otherwise pursuant to the Provo Lease on or after January 1, 2006 as and when such payments are due. Purchaser (i) shall provide Verso with written notice within 48 hours of each disbursement of Provo Lease Funds from the Provo Lease Bank Account, which written notice shall specify the amount of such disbursement and the recipient of such disbursement and (ii) shall promptly provide Verso with a copy of each monthly bank statement received by Purchaser for the Provo Lease Bank Account.

      6.12 SELLER RECEIVED CASH. Verso hereby represents and warrants to Purchaser that to its knowledge, as of the date hereof, the Seller Received Cash is $141,562. Verso hereby agrees that at or promptly after Closing Verso or Seller will deliver to Purchaser all of the Seller Received Cash free and clear of all Liens.

      6.13 WEBCONNECT CONSUMER. Verso and Seller acknowledge and agree that, after the Closing, they shall have no right, title or interest in or to the WEBCONNECT and WEBCONNECT:CONSUMER trademarks and any trademarks similar thereto, including any rights in U.S. Trademark Registration No. 2,797,908 (collectively, the "Webconnect Marks"). Verso and Seller shall not use the Webconnect Marks in any manner after Closing. Purchaser shall deliver all source code, documentation and other materials that it may have pertaining to WEBCONNECT:CONSUMER 2.1 to Verso within thirty (30) days of Closing. Verso and Seller agree to remove any Webconnect Marks from all copies of and documentation and other materials for the WEBCONNECT:CONSUMER 2.1 software promptly after receipt of such software.

                                   ARTICLE 7
                           CONDITIONS PRECEDENT TO THE
                            OBLIGATIONS OF PURCHASERS

            The obligation of Purchaser to complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Purchaser:

      7.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Seller and Verso contained in this Agreement which are qualified by materiality shall be true and correct in all respects, and those which are not qualified as to materiality shall be true and correct in all material respects, in each case, on and as of the Closing Date, except to the extent that such representation or warranty is made as of a particular date (in which case such representation or warranty shall be true and correct as of such date). Seller and Verso shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller and Verso on or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate, dated the date of the Closing and signed by an officer of Seller and Verso, to the foregoing effect.

      7.2 SELLER'S REQUIRED CONSENTS. Seller shall have obtained the Seller's Required Consents listed on Schedule 7.2 hereto (the "Closing Required Consents") on terms reasonably satisfactory to Purchaser, and Purchaser shall have been furnished with evidence reasonably satisfactory to it that the Closing Required Consents have been obtained and remain in full force and effect.

      7.3 OPINION OF COUNSEL TO SELLER AND VERSO. Purchaser shall have received the opinion of Rogers & Hardin LLP, counsel to Seller and Verso, as of the Closing Date, addressed to Purchaser, in form and substance reasonably acceptable to Purchaser.

      7.4 ADDITIONAL CLOSING DOCUMENTS OF SELLER. Seller shall have executed and delivered to Purchaser the following documents, each dated as of the Closing
Date:

            (a) the Bill of Sale;

            (b) the Assignment of Business Intellectual Property;

            (c) the Instrument of Assumption; and

            (d) such further instruments of sale, transfer, conveyance, assignment or delivery covering the Assets or any part thereof as Purchaser may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Assets (including the Permits), free and clear of all Liens (including, if appropriate, UCC termination statements and releases of mortgages).

      7.5 MATERIAL ADVERSE EFFECT. Since September 30, 2004, there has occurred no fact, event or circumstance which has, or could reasonably be expected to have, a Material Adverse Effect.

      7.6 NO CLAIMS. No claims shall be pending or, to the knowledge of Purchaser or knowledge of Seller, threatened, before any Governmental Bodies to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions or which has had or may have, in the reasonable judgment of Purchaser, a Material Adverse Effect.

      7.7 RELEASE OF LIENS AND GUARANTEES. Seller shall have obtained the release of all Liens on the Assets and all guarantees made by Seller. At the Closing, Seller shall provide or arrange to be provided to Purchaser evidence demonstrating the release of such Liens and guarantees.

      7.8 FIRPTA AFFIDAVIT. Purchaser shall have received an affidavit of an officer of Seller sworn to under penalty of perjury, setting forth Seller's address and Federal tax identification number and stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

      7.9 NTS LICENSE AGREEMENT. Purchaser and Verso shall have entered into a license agreement in form and substance substantially as set forth in Exhibit D attached hereto (the "NTS License Agreement"), and the NTS License Agreement shall be in full force and effect as of the Closing.

      7.10 RECIPROCAL RESELLER AGREEMENT. Purchaser and Verso shall have entered into a reciprocal reseller agreement in form and substance substantially as set forth in Exhibit E attached hereto (the "Reseller Agreement"), and the Reseller Agreement shall be in full force and effect as of the Closing.

      7.11 CALL CENTER SERVICES AGREEMENT. Purchaser and Verso shall have entered into a call center services agreement in form and substance substantially as set forth in Exhibit F attached hereto (the "Call Center Services Agreement") and the Call Center Services Agreement shall be in full force and effect as of the Closing.

                                   ARTICLE 8
                CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER

            The obligation of Seller to complete the Closing is subject, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Seller:

      8.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date. Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Purchaser shall have delivered to Seller a certificate, dated the date of the Closing and signed by an officer of Purchaser, to the foregoing effect.

      8.2 INSTRUMENT OF ASSUMPTION. Purchaser shall have executed and delivered to Seller (i) the Instrument of Assumption and (ii) the Instrument of Assignment, Agreement and Consent relating to the Provo Lease, substantially in the form attached as Exhibit G, which shall also have been executed and delivered by the landlord of the Provo Lease and such landlord's lender, each as identified therein.

      8.3 DELIVERY OF THE CASH CONSIDERATION. Purchaser shall have delivered or tendered delivery of the Cash Consideration to Seller in the manner and as set forth in Section 2.1(b).

      8.4 NTS LICENSE AGREEMENT. Purchaser and Verso shall have entered into the NTS License Agreement, and the NTS License Agreement shall be in full force and effect as of the Closing.

      8.5 RECIPROCAL RESELLER AGREEMENT. Purchaser and Verso shall have entered into the Reseller Agreement, and the Reseller Agreement shall be in full force and effect as of the Closing.

      8.6 CALL CENTER SERVICES AGREEMENT. Purchaser and Verso shall have entered into the Call Center Services Agreement and the Call Center Services Agreement shall be in full force and effect as of the Closing.

                                   ARTICLE 9
                      POST-CLOSING COVENANTS AND AGREEMENTS

      9.1 FURTHER ASSURANCES. At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller shall execute and deliver, and/or Verso shall execute and deliver (or shall cause any of its applicable affiliates to execute and deliver), such further documents, and perform such further acts, as may be reasonably necessary in order to effectively transfer and convey the Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Contemplated Transactions.

      9.2 CONSENT OF THIRD PARTIES. Nothing in this Agreement shall be construed as an attempt or obligation to assign any contract, agreement, permit, license, guaranty, warranty, franchise or claim included in the Assets which is by its terms or by law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would, as a matter of law, pass to Purchaser as an incident of the assignments provided for by this Agreement (any such contract, agreement, permit, license, guaranty, warranty, franchise or claim, a "Non-Assignable Right"). In order, however, to provide Purchaser the full realization and value of every Non-Assignable Right, Seller agrees that on and after the Closing, it will, at the request and under the direction of Purchaser, in the name of Seller or otherwise as Purchaser shall specify, take all actions necessary or proper (a) to assure that the rights of Seller under such Non-Assignable Rights shall be preserved for the benefit of Purchaser and (b) to facilitate receipt of the consideration to be received by Seller in and under every such Non-Assignable Rights, which consideration shall be held for the benefit of, and shall be delivered to, Purchaser. From and after the Closing, Seller shall use its commercially reasonable efforts (but without any payment of money by Purchaser or Seller) to obtain the consent of the other parties to any Non-Assignable Right for the assignment thereof to Purchaser as Purchaser may request, and upon receipt of such consent, Seller shall take such other actions pursuant to Section 9.1 hereof to assign such Non-Assignable Right to Purchaser as Purchaser may request. Nothing in this Section 9.2 shall in any way diminish (i) Seller's obligations under Section 6.3 or (ii) Purchaser's obligation to pay, perform and discharge the Assumed Liabilities.

      9.3 PROVISION OF DATA. Purchaser shall (i) for a period of three years following the Closing Date, have, and Seller and Verso hereby grant Purchaser for such period, reasonable access to those books, records and accounts, including financial and Tax information, correspondence, production records, employment records and other records of Seller and Verso to the extent that any of the foregoing relates to the Business or the Assets or is otherwise needed by Purchaser (x) in order to comply with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations or (y) in order for Purchaser or any of its affiliates to obtain any debt or equity financing (including, without limitation, if necessary, the conduct of a financial audit of the Business).

      9.4 ACCOUNTS RECEIVABLE PAYMENT AND COLLECTION. If any party hereto (or any affiliate thereof) at any time receives any funds from any third party that are properly payable to another party hereto (including, without limitation, any payments with respect to the Accounts Receivable), the party hereto receiving such funds shall promptly remit such funds to the party hereto entitled to such funds. Purchaser hereby agrees that it will use commercially reasonable efforts to collect the Accounts Receivable included in the Assets in a similar manner to the reasonable past practices of the Business, and any amounts collected by an account debtor shall be applied first to the Accounts Receivable unless otherwise directed by such account debtor.

      9.5 CONFIDENTIALITY. During the five year period beginning on the date hereof, Seller agrees not to divulge, communicate, use to the detriment of Purchaser or any of its affiliates, for Seller's, Verso's or any of their respective affiliates' benefit or the benefit of any other person, firm, corporation, association or other entity, or misuse in any way, in whole or in part, any proprietary or confidential information, including, without limitation, trade secrets related to the Business or the Assets, as they may exist from time to time. Seller and Verso each acknowledge that the list of the customers of the Business as it may exist from time to time, and the Business' proprietary information, including, without limitation, its trade secrets, are valuable, special and unique assets of the Business and are "confidential information".

      9.6 NON-COMPETITION; NON-SOLICITATION.

            (a) Seller and Verso each hereby covenant and agree that on and after the Closing until the fifth anniversary of the Closing Date, they and their respective affiliates (including, without limitation, any company or other entity controlled by Seller or Verso (whether currently existing or hereafter acquired or formed)) shall not, directly or indirectly, engage (whether as principal, agent, partner, shareholder, or otherwise, whether alone or in association with any other person, corporation or other entity) in any transaction or otherwise involving the sale and/or installation of a TDM Prepaid Application (the "Restricted Business"). Notwithstanding the foregoing, Verso and its affiliates shall, to the extent that they make internal use of Purchaser's TDM Prepaid Application, be permitted to engage in the Restricted Business.

            (b) Seller and Verso each hereby covenant and agree that on and after the Closing until the fifth anniversary of the Closing Date, they and their respective affiliates (including, without limitation, any company or other entity controlled by Seller or Verso (whether currently existing or hereafter acquired or formed)) shall not, directly or indirectly, (i) solicit or induce, or attempt to solicit or induce, any Seller Employee who accepts employment with Purchaser to leave the employ of Purchaser or any of its affiliates for any reason whatsoever, (ii) without the prior written consent of Purchaser, employ any Seller Employee who does not accept employment with Purchaser or (iii) solicit or induce, or attempt to solicit or induce, any customer of the Business to purchase any goods or products with respect to the Restricted Business, or otherwise impede or interfere in any way with any customer relationship of any of the Business, Purchaser or any of their respective affiliates; provided however that neither Seller nor Verso will be deemed to have violated this clause merely as a result of publishing a solicitation of general circulation.

            (c) Seller and Verso each acknowledge that their covenants contained in Sections 9.6(a) and 9.6(b) hereof are of a special, unique, unusual and extraordinary character, which give them peculiar value, the loss of which cannot be reasonably or adequately compensated in an action at law, and that, in the event there is a breach thereof by Seller, Verso or any of their respective affiliates, Purchaser will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, Purchaser, shall be entitled, if either so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Seller, Verso or any of their respective affiliates from committing any act in breach of any covenant contained in Sections 9.6(a) and 9.6(b) of this Agreement. If Purchaser is obliged to resort to the courts for the enforcement of any of the covenants contained in this Section 9.6, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

            (d) Notwithstanding Section 9.6(a) hereof, nothing contained herein shall prohibit Seller, Verso or any of their affiliates from owning not in excess of 2% in the aggregate of the capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or reported on an automated quotation system of a registered securities association.

            (e) If, at the time of enforcement of this Section 9.6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                                   ARTICLE 10
                          SURVIVAL OF REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

            All representations, warranties, covenants and agreements in this Agreement shall survive the execution and delivery hereof and the Closing hereunder. All representations and warranties contained in this Agreement shall terminate and expire eighteen months after the Closing Date, except for (i) those representations and warranties in Sections 4.1, 4.2, 4.3, 4.10, 4.29, 4.30, 5.1, 5.2, 5.3 and 5.4 and the first sentence of Section 4.20 (which representations and warranties shall survive without any limitation); (ii) those representations and warranties in Sections 4.7, 4.11 and 4.22 (which representations and warranties shall survive until 90 days after claims in respect thereof are barred by the respective applicable statutes of limitation); and (iii) any representation or warranty breached as a result of fraudulent or intentional conduct (which representations and warranties shall survive without any limitation). In the event any claim for indemnification under Sections 11.1 or 11.2, as the case may be, shall have been asserted within the applicable survival period, the representation, warranty, covenant or agreement that is the subject of such indemnification claim shall survive until such time as such claim is finally resolved. No claim may be asserted for breach of any representation or warranty after the expiration of any applicable time period referred to above.

                                   ARTICLE 11
                                 INDEMNIFICATION

      11.1 OBLIGATION OF SELLER TO INDEMNIFY. Subject to the limitations contained in Article 10 and this Article 11, Seller and Verso jointly and severally agree to indemnify, defend and hold harmless Purchaser and its directors, officers, employees, affiliates, successors and assigns (collectively, the "Purchaser Indemnitees") from and against all losses, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs, expenses or other liabilities (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts and consultants) incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party (including, without limitation, any action to enforce this Section 11.1) or between the indemnified party and any third party, or otherwise) ("Losses") based upon, arising out of or otherwise in respect of: (a) any breach of any representation or warranty of Seller or Verso contained in this Agreement or in any Documents delivered by or on behalf of Seller or Verso pursuant to this Agreement; (b) any breach of any covenant or agreement of Seller or Verso contained in this Agreement or in any Document delivered by or on behalf of Seller or Verso pursuant to this Agreement; (c) any violation of or liability arising under any applicable bulk sales law in connection with the transfer of the Assets; or (d) any Excluded Liability including, without limitation, any Pre-Closing Environmental Liability (whether or not technically constituting "liabilities and/or obligations of Seller" for the purposes of Section 1.5); provided that solely with respect to Losses arising under clause (a) of this Section 11.1 (other than as a result of a breach of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.7, 4.10, 4.11, 4.29 and 4.30 and the first sentence of Section 4.20),
Seller shall be required to indemnify the Purchaser Indemnitees only to the extent that the aggregate amount of all Losses arising under clause (a) of this
Section 11.1 exceeds $100,000 (the "Basket Amount"). With respect to Losses arising under clause (a) of this Section 11.1 (other than as a result of a breach of the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.7, 4.10, 4.11, 4.29, 4.30 and the first sentence of Section 4.20), the
Purchaser Indemnitees shall be entitled to recover no more, in the aggregate, than $2,500,000 (the "Cap Amount"). With respect to any claim of indemnification related to any breach of Sections 4.4 or 4.5 (the "Financial Statements Representations"), the amount of any recovery by the Purchaser Indemnitees for indemnification pursuant to clause (a) of this Section 11.1 as a result of any breach of any Financial Statements Representation, shall be reduced by any Balance Sheet Gains (as hereinafter defined). Upon any such claim by a Purchaser Indemnitee for recovery for any breach of any Financial Statements Representation, or upon the reasonable request of Verso after a claim has been made by a Purchaser Indemnitee hereunder for any breach of any Financial Statements Representation, Purchaser shall deliver to Verso a report identifying Balance Sheet Gains then known to Purchaser or will represent in writing to Verso that there are no Balance Sheet Gains then known to Purchaser. For purposes of this Agreement, the term "Balance Sheet Gains" means any realization by Purchaser with respect to any current asset of the Business in excess of its value as reflected on the balance sheet included in the Financial Statements for the fiscal year ended December 31, 2004 (as adjusted to account for any ordinary course changes thereto through the Closing Date), to the extent that such current asset is an Asset hereunder, or any positive realization by Purchaser with respect to any current liability of the Business reflected on the balance sheet included in the Financial Statements for the fiscal year ended December 31, 2004 (as adjusted to account for any ordinary course changes thereto through the Closing Date) (in that the Purchaser is actually responsible for any amount less than that reflected thereon), to the extent that such current liability is a Closing Date Operating Current Liability hereunder.

      11.2 OBLIGATION OF PURCHASER TO INDEMNIFY. Subject to the limitations contained in Article 10, Purchaser agrees to indemnify, defend and hold harmless Seller and Verso and their respective directors, officers, affiliates, successors and assigns from and against any Losses based upon, arising out of or otherwise in respect of: (a) any breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or in any Documents delivered by or on behalf of Purchaser pursuant to this Agreement; (b) any Assumed Liability; (c) all Losses arising solely from the operation of the Business by Purchaser after the Closing; and (d) any Taxes attributable to the operations of Purchaser after the Closing; provided that, as a point of clarification, notwithstanding anything contained in this Section 11.2 to the contrary, in no event will Purchaser have any responsibility for any Excluded Liabilities. With respect to

Losses arising under clause (a) of this Section 11.2 (other than as a result of a breach of the representations and warranties contained in Sections 5.1, 5.2,
5.3 and 5.4), Seller shall be entitled to recover no more, in the aggregate, than the Cap Amount.

      11.3 NOTICE AND OPPORTUNITY TO DEFEND.

            (a) The party making a claim under this Article 11 is referred to as the "Indemnitee," and the party against whom such claims are asserted under this
Article 11 is referred to as the "Indemnifying Party." All claims by any Indemnitee under this Article 11 in respect of a third party claim shall be asserted and resolved as follows: promptly after receipt by an Indemnitee of notice of any demand, claim or circumstances from any third party which, with the lapse of time, would or is reasonably likely to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that is reasonably likely to result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the Indemnifying Party even if as of such date the Basket Amount has not been reached. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or is reasonably likely to be suffered by the Indemnitee. The failure by the Indemnitee to give any such Claims Notice in a prompt manner shall not relieve the Indemnifying Party of any indemnification obligation hereunder, except and solely to the extent that the Indemnifying Party is materially prejudiced thereby.

            (b) Subject to Section 11.3(c), the Indemnifying Party may elect to defend, at its own expense and by its own counsel (which counsel shall be reasonably acceptable to the Indemnitee), any Asserted Liability. If the Indemnifying Party elects to defend such Asserted Liability, it shall promptly (but in any event within ten days) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense against such Asserted Liability. Notwithstanding the foregoing, during the interim period, the Indemnitee may take such reasonable actions as it deems necessary to preserve any and all rights with respect to such claim, without such actions being construed as a waiver of the Indemnitee's rights to defense and indemnification pursuant hereto. If the Indemnifying Party elects to assume the defense, the Indemnifying Party shall keep the Indemnitee informed as to the status of such matter and shall promptly send copies of all pleadings and written correspondence to the Indemnitee. If the Indemnifying Party elects not to defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, assumes the defense but thereafter fails to defend the matter or contests its obligation to indemnify under this Agreement, the Indemnitee may pay or defend such Asserted Liability, at the Indemnifying Party's expense, on such terms as the Indemnitee may deem appropriate. Subject to the foregoing, neither the Indemnifying Party nor the Indemnitee may settle any claim over the objection of the other; provided, however, consent to settlement shall not be unreasonably withheld or delayed. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability; provided, however, if the defendants in any action or proceeding shall include both an Indemnitee and the Indemnifying Party and such Indemnitee shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest, such Indemnitee shall have the right to select separate counsel to participate in the defense of such claim, at the expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, subject to appropriate confidentiality restrictions, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

            (c) Notwithstanding anything to the contrary in Section 11.3(b), the Indemnitee shall have the exclusive right at its option to manage and control all Remedial Actions with respect to which the Indemnitee has made a claim for indemnification pursuant to Section 11.1 hereof. The Indemnitee shall keep the Indemnifying Party fully informed of the progress of such actions. The Indemnifying Party shall be obligated to indemnify the Indemnitee for all Environmental Compliance Costs resulting from such actions. The Indemnitee shall undertake to complete any Remedial Actions for which it seeks indemnification in a manner in which a prudent business person acting in a commercially reasonable manner, seeking to mitigate such Environmental Compliance Costs to the extent reasonably possible, would do so.

      11.4 CHARACTERIZATION OF INDEMNITY PAYMENTS. The parties hereto agree, for Tax purposes only, to treat any Indemnity Payments made pursuant to this Article 11 as an adjustment to the Purchase Price.

      11.5 EXCLUSIVITY. From and after the Closing, except in the case of fraud and except that a party shall be entitled to equitable remedies (other than rescission) in connection with a breach by the other party of a covenant, the right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Article 11 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach by such other party hereto of any representation, warranty, covenant or agreement contained in this Agreement.

      11.6 NO CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained herein, no Indemnifying Party shall be liable or otherwise responsible to an Indemnified Party for consequential damages or for diminution in value that arises out of or relates to this Agreement or the performance or breach hereof or any liability retained or assumed hereunder.

      11.7 NET OF INSURANCE. The amount of any amounts payable to any Purchaser Indemnitees pursuant to this Article 11 for any Loss will be determined net of any amounts recovered by such Purchaser Indemnitees under insurance policies with respect to such Loss.

      11.8 RELIANCE ON THE MANAGEMENT GROUP. The Purchaser hereby acknowledges and agrees that the representations and warranties of the Seller set forth in
Article 4 and the schedules attached hereto with respect to such representations and warranties are based on information furnished by Eric F. Gurr, Gary D. Brown, Brett D. Parkinson or Benjamin D. Winnie (the "Management Group"). The Purchaser agrees that (A) it shall not be entitled to: (i) make any claim for breach of any of representation or warranty of the Seller contained in Article 4 or in any closing certificate delivered pursuant hereto or (ii) attempt to enforce any indemnification right pursuant to clause (a) of Section 11.1, in each case, based on a breach of any representation or warranty by the Seller to the extent such breach was actually known by a member of the Management Group as of the Closing Date and such member of the Management Group failed to disclose such breach of the applicable representation or warranty to Verso prior to the Closing. Notwithstanding anything contained herein to the contrary, the Seller and Verso hereby acknowledge and agree that nothing contained in this Section 11.8 shall (x) result in the Purchaser having any liability or obligation with respect to any Excluded Liabilities or (y) result in any additional liabilities or obligations being included in the Assumed Liabilities.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

            "Accounts Receivable" has the meaning set forth in Section 1.2(ii).

            "Additional Operating Current Liabilities" means any and all current liabilities of the Business incurred by the Seller during the period beginning January 1, 2005 and ending as of the Closing, and solely of the type included in the December Operating Current Liabilities as calculated in the same manner and on the same basis as the December Operating Current Liabilities, but only to the extent that such current liabilities of the Business are incurred in the ordinary course of business, consistent with past practices.

            "affiliate" (whether or not capitalized) means, with respect to any person, any other person controlling, controlled by or under common control with, such person.

            "Agreement" has the meaning set forth in the recitals.

            "Asserted Liability" has the meaning set forth in Section 11.3(a).

            "Assets" has the meaning set forth in Section 1.2.

            "Assignment of Intellectual Property" has the meaning set forth in
Section 1.2.

            "Assumed Contracts" has the meaning set forth in Section 1.4.

            "Assumed Liabilities" has the meaning set forth in Section 1.4.

            "Balance Sheet Date" has the meaning set forth in Section 4.6.

            "Balance Sheet Gains" has the meaning set forth in Section 11.1.

            "Basket Amount" has the meaning set forth in Section 11.1.

            "Bill of Sale" has the meaning set forth in Section 1.2.

            "Business" means the business conducted by Seller, including, without limitation, providing software and hardware for switching, billing, provisioning and management solutions for the telecommunications and related industries.

            "Business Contracts" has the meaning set forth in Section 1.2(i).

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

            "Business Insurance Policies" has the meaning set forth in Section 4.24.

            "Business Intellectual Property" has the meaning set forth in
Section 1.2(x).

            "Business Products" has the meaning set forth in Section 4.12.

            "Business Software" has the meaning set forth in Section 4.19(b)(xiii).

            "Call Center Services Agreement" has the meaning set forth in
Section 7.11.

            "Cap Amount" has the meaning set forth in Section 11.1.

            "Cash Consideration" has the meaning set forth in Section 2.1(a).

            "Claims" has the meaning set forth in Section 4.12.

            "Claims Notice" has the meaning set forth in Section 11.3(a).

            "Closing" has the meaning set forth in Article 3.

            "Closing Date" has the meaning set forth in Article 3.

            "Closing Date Operating Current Liabilities" means all Operating Current Liabilities but only to the extent such Operating Current Liabilities have not been satisfied on or prior to the Closing or are not included in the definition of Excluded Liabilities (including, without limitation, the items described in clause (vii) of the definition of Excluded Liabilities); provided that, notwithstanding anything contained herein to the contrary, in no event will the Closing Date Operating Current Liabilities include (i) any amounts payable for fees or expenses incurred by the Seller in respect to this Agreement, the agreements contemplated hereby and/or the transactions contemplated hereby and thereby or otherwise in connection with the Seller's sale of the Business, including, all amounts payable to Rogers & Hardin LLP or
(ii) any amounts payable to any Affiliate of the Seller (including Verso). Notwithstanding anything contained herein to the contrary, the Seller hereby acknowledges and agrees that all of the liabilities and obligations described in the immediately preceding proviso are "Excluded Liabilities" for all purposes of this Agreement.

            "Closing Required Consents" has the meaning set forth in Section
7.2.

            "COBRA" means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state law.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Condition of the Business" means the business, properties, assets (including the Assets), liabilities (including the Assumed Liabilities) and condition (financial or otherwise) of the Business.

            "Contemplated Transactions" has the meaning set forth in the recitals.

            "December Operating Current Liabilities" means the current liabilities of the Business as of December 31, 2004 set forth on Schedule 12.1 attached hereto.

            "Documents" means documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever.

            "Employee Benefit Plan" means any employee benefit plan (as such term is defined in Section 3(3) of ERISA) and any other material employee benefit plan, program or arrangement that is maintained, sponsored or contributed to by Seller or any ERISA Affiliate for the benefit of any Seller Employee.

            "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

            "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

            "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, air, and plant and animal life on earth.

            "Environmental Claim" means any oral or written notice, request for information, report, or other information from any private party or Governmental Body regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental Laws or the common law relating to environmental matters.

            "Environmental Compliance Costs" means any expenditures, costs, assessments or expenses (including, without limitation, any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), necessary to cause the Business (or any portion thereof) or any of the Assets to be in compliance with any and all requirements, as in effect at the Closing Date, of Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

            "Environmental Laws" means all Laws and Orders and all common law relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Oil Pollution Act of 1990 and analogous state acts, each as amended and as now, previously, or hereafter in effect.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that together with Seller would be deemed a "single employer" within the meaning of Section 414 of the Code.

            "Excluded Assets" has the meaning set forth in Section 1.3.

            "Excluded Liabilities" has the meaning set forth in Section 1.5(b).

            "Financial Statements" has the meaning set forth in Section 4.4(a).

            "Financing Statements" has the meaning set forth in Section 4.31.

            "Financial Statements Representations" has the meaning set forth in
Section 11.1.

            "GAAP" means generally accepted accounting principles in the United States.

            "Hazardous Substance" means any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any other substance regulated under or as to which liability or standards of conduct are imposed by any Environmental Law.

            "Indemnitee" has the meaning set forth in Section 11.3(a).

            "Indemnifying Party" has the meaning set forth in Section 11.3(a).

            "Instrument of Assumption" has the meaning set forth in Section 1.4.

            "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, network configurations and architecture protocols, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (f) all computer software, software code (whether in object or source code form), subroutines and user interfaces (including, without limitation, data and related documentation) (collectively, "Software"); (g) all other proprietary rights; (h) all copies and tangible embodiments in any of the foregoing (in whatever form or medium); and (i) all licenses, sublicenses and other assignments or permissions related to the property described in (a) - (h).

            "Inventory" has the meaning set forth in Section 1.2(vi).

            "IRS" means the Internal Revenue Service.

            "knowledge of Seller" (whether or not capitalized) means the actual knowledge of Lew Jaffe, Steven A. Odom or Juliet M. Reising based solely on their conscious awareness or a certificate or other document delivered to them from one or more of the senior officers of Seller.

            "Laws" has the meaning set forth in Section 4.8.

            "Leased Real Property" has the meaning set forth in Section 4.15.

            "License Agreements" has the meaning set forth in Section
4.19(a)(v).

            "Lien" means any lien, pledge, mortgage, security interest, claim, lease, license, charge, conditional sale agreement, title exception, option, right of first refusal, easement, servitude, transfer restriction or encumbrance.

            "Losses" has the meaning set forth in Section 11.1.

            "Management Group" has the meaning set forth in Section 11.8.

            "Material Adverse Effect" means a material adverse effect on the business, results of operation or condition (financial or other) of Seller, taken as a whole, or the Business, other than any effect (i) occurring as a result of general economic conditions, or conditions generally affecting persons in the industries in which Seller participate or (ii) arising from this Agreement and the transactions contemplated hereby.

            "Material Contracts" has the meaning set forth in Section 4.13.

            "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

            "NACT Acquisition Europe" has the meaning set forth in Section 6.9.

            "Non-Assignable Right" has the meaning set forth in Section 9.2.

            "NTS License Agreement" has the meaning set forth in Section 7.9.

            "Operating Current Liabilities" means the December Operating Current Liabilities and the Additional Operating Current Liabilities.

            "Orders" has the meaning set forth in Section 4.8.

            "Permits" has the meaning set forth in Section 4.8.

            "Permitted Liens" mean (a) minor imperfections of title that do not detract from the value or impair the use of any Asset, (b) liens for Taxes not yet due or which are being contested in good faith by appropriate action, and
(c) statutory liens of mechanics, materialmen, warehouse men or suppliers and similar liens arising by operation of law in the ordinary course of business for sums not yet due or being contested in good faith.

            "person" (whether or not capitalized) means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            "Pre-Closing Environmental Liabilities" has the meaning set forth in
Section 1.5(b)(iii).

            "Prepayments and Deposits" has the meaning set forth in Section 1.2(viii).

            "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

            "property" or "properties" (whether or not capitalized) means real, personal or mixed property, tangible or intangible.

            "Provo Lease" means that certain Lease Agreement, dated December 30, 1999 between Boggess Holdings, L.L.C. (as successor in interest to Boggess-Riverwood Company, L.L.C.) and Seller regarding the Lease of an office building located at 191 West 5200 North Street, Provo, Utah.

            "Provo Lease Bank Account" has the meaning set forth in Section
6.11.

            "Provo Lease Funds" has the meaning set forth in Section 6.11.

            "Purchase Price" has the meaning set forth in Section 2.1.

            "Purchaser Indemnitees" has the meaning set forth in Section 11.1.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions reasonably necessary to comply with, or discharge any obligation under, Environmental Laws to: (a) clean up, remove, or treat, Hazardous Substances in the Environment; (b) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or
(c) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

            "Reseller Agreement" has the meaning set forth in Section 7.10.

            "Restricted Business" has the meaning set forth in Section 9.6.

            "Seller Employee" means (a) each individual listed on Schedule 1.6,
(b) any employee recruited to replace any of the individuals listed on Schedule
1.6 after the entering into of this Agreement but before the Closing, and (c) any other individual recruited into the Business before the Closing with the express written approval of Purchaser (unless in the case of any individual falling within (a), (b) or (c) that individual ceases to be employed by Seller before the Closing).

            "Seller Received Cash" has the meaning set forth in Section
1.2(xii).

            "Seller's Required Consents" has the meaning set forth in Section 4.10.

            "Services" has the meaning set forth in Section 6.10.

            "Systems" has the meaning set forth in Section 4.19(b)(xvi).

            "Tangible Property" has the meaning set forth in Section 1.2(vii).

            "Tax" means any tax of any kind, including, without limitation, any duty, contribution, impost, withholding tax, levy, franchise tax, net worth tax, sales tax, income tax, corporation tax, capital gains tax, use tax, payroll tax, property tax or charge in the nature of tax, whether domestic or foreign, and any fine, penalty, surcharge or interest connected therewith.

            "Tax Return" means all tax returns, reports, forms, and other such documents.

            "Taxation Authority" means the Internal Revenue Service or such other authority whatsoever competent to impose and Tax whether in the United States or elsewhere.

            "TDM Prepaid Application" means installations utilizing Class 4 tandem switching systems that incorporate integrated or host-based prepaid calling applications and not utilizing any internet protocol prepaid applications.

            "Transferred Employees" has the meaning set forth in Section 1.6(a).

            'U.K. Assets" has the meaning set forth in Section 4.32.

            "Webconnect Marks" has the meaning set forth in Section 6.13.

      12.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

            if to Purchaser, to:

                  c/o Kinderhook Industries, LLC
                  888 Seventh Avenue, Suite 1600
                  New York, New York 10106
                  Attention: Christian Michalik
                  Facsimile: (212) 201-6790

            and with a copy (which shall not constitute notice) to:

                  Kirkland & Ellis LLP
                  Citigroup Center
                  153 East 53rd Street, Suite 3900
                  New York, New York 10022-4675
                  Attention: W. Brian Raftery, Esq.
                  Facsimile: (212) 446-4900

            if to Seller or Verso to:

                  c/o Verso Technologies, Inc.
                  400 Galleria Parkway
                  Suite 300
                  Atlanta, Georgia 30339
                  Attention: Juliet M. Reising
                  Facsimile: (678) 589-3750

            with a copy (which shall not constitute notice) to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street NE
                  Atlanta, Georgia 30303
                  Attention: Robert C. Hussle, Esq.
                  Facsimile: (404) 525-2224

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

      12.3 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the Exhibits and Schedules hereto) and any collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto. This Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

      12.4 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damages would occur in the event that any provision in this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity that may be available.

      12.5 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, only by a written instrument signed by Seller and Purchaser or, in the case of a waiver, only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

      12.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, permitted assigns and legal representatives. This Agreement is not assignable except by operation of law, except that Purchaser, after written notice to Seller, may assign its rights hereunder to any of its affiliates, to any successor to all or substantially all of its business or assets or to any bank or other financial institution that may provide financing to Purchaser; provided, that any such assignment shall not relieve Purchaser of any of its obligation or liabilities hereunder.

      12.7 COUNTERPARTS AND FACSIMILE. This Agreement and any amendment, supplement, restatement, or termination of any provision of this Agreement, may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party or parties.

      12.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

      12.9 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

      12.10 USAGE. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any statute referred to herein means such statute as from time to time amended, modified or supplemented.

      12.11 INTERPRETATION. The parties hereto acknowledge and agree that (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement.

      12.12 CURRENCY. All references to currency or dollar amounts in this Agreement are to lawful currency of the United States of America.

      12.13 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable.

      12.14 FEES; EXPENSES AND CERTAIN TAXES. Except as expressly provided herein, whether or not the Closing occurs, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants shall be paid by the party hereto incurring such fees and expenses. Seller shall be solely responsible for all sales, transfer, use and other similar type Taxes that arise from the sale of the Assets to Purchaser.

      12.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      12.16 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                         NACT ACQUISITION, INC.

                                         By: /s/ Christian P. Michalik
                                             --------------------------------
                                             Name:  Christian P. Michalik
                                             Title: Vice President

                                         NACT TELECOMMUNICATIONS, INC.

                                         By: /s/ Juliet M. Reising
                                             --------------------------------
                                             Name: Juliet M. Reising
                                             Title: Vice President

                                         NACT LIMITED

                                         By: /s/ Juliet M. Reising
                                             --------------------------------
                                             Name: Juliet M. Reising
                                             Title: Director

                                         VERSO TECHNOLOGIES INC.

                                         By: /s/ Juliet M. Reising
                                             --------------------------------
                                             Name: Juliet M. Reising
                                             Title: Executive Vice President and
                                                    Chief Financial Officer